CHEMTURA CORPORATION
Power of Attorney
Section 16(a) Reports

      The undersigned, in his or her capacity as a director and/or executive officer of Chemtura Corporation, does hereby appoint Barry J. Shainman, his or her true and lawful attorney, to execute in his or her name, place and stead, in his or her capacity as a director and/or executive officer of said company, any and all reports required by Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and any and all amendments thereto, and all other documents necessary or incidental in connection therewith, and to file or cause to be filed the same with the Securities and Exchange Commission, the New York Stock Exchange and such other exchanges and authorities as may be necessary or appropriate.  Said attorney shall have full power and authority to do and perform, in the name and on behalf of the undersigned, in any and all capacities, each and every act requisite or necessary to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorney.
      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file reports under Section 16(a) of the Exchange Act with respect to the undersigned's holdings of and transactions in securities issued by Chemtura Corporation unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
      IN TESTIMONY WHEREOF, the undersigned has executed this instrument as of the 8th day of July, 2005.

                                                      /S/James W. Crownover
                                                      Signature

                                                      James W. Crownover        ________________
                                                      Typed or Printed Name
9038212 05000578

9038212 05000578